Exhibit 99.1

                         Contacts:
                         Jason D. Feldman, SVP, Investor Relations,
Treasury & Tax
Allison Poliniak, VP Investor Relations
IR@craneco.com
                         www.craneco.com

Crane Company Announces Completion of CEO Succession

STAMFORD, CONNECTICUT – April 27, 2026 - Crane Company (NYSE: CR) today announced the completion of its previously disclosed CEO succession plan, effective April 27, 2026. Mr. Alex Alcala has assumed the role of President and Chief Executive Officer, succeeding Mr. Max Mitchell, who has transitioned to the role of Executive Chairman, as planned.

Mr. Alcala brings thirteen years of experience within Crane and deep knowledge of the Company’s markets, operations, and strategic priorities. During his tenure, Mr. Alcala has played a significant role in shaping Crane’s strategy, strengthening the portfolio, and driving disciplined execution across the organization.

“I am honored to step into this role and grateful to the Board for its confidence.” said Mr. Alcala. “I have never been more energized by our technology, our global solutions, our culture, and our execution. I look forward to continuing to execute on our priorities, serving our customers, supporting our associates, and delivering long‑term value creation for our shareholders.”

Mr. Mitchell added, “It has been an honor and privilege to lead Crane and this incredible organization. The transition has been seamless as expected and Crane is in excellent position for our future under Alex’s leadership."

About Crane Company

Crane Company has delivered innovation and technology-led solutions to its customers since its founding in 1855. Today, Crane is a leading manufacturer of highly engineered components for challenging, mission-critical applications focused on the aerospace, defense, space and process industry end markets. The Company is comprised of two strategic growth platforms, Aerospace & Electronics and Process Flow Technologies. Crane has approximately 8,500 employees in the Americas, Europe, the Middle East, Asia and Australia. For more information, visit www.craneco.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. Any statements contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly are based on management’s current assumptions, expectations, and beliefs. Forward-looking statements are subject to risks and uncertainties that could lead to actual results differing materially from those expected or implied. Risk factors are discussed in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date hereof, and Crane assumes no (and disclaims any) obligation to revise or update any forward-looking statements.

Source: Crane Company
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